 Exhibit 99.1

Clearwater Paper Reports Fourth Quarter and Full Year 2018 Results

SPOKANE, Wash.--(BUSINESS WIRE)--March 12, 2019--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the fourth quarter and full year of 2018.

The company reported net sales of $428.7 million for the fourth quarter of 2018, which was $8.0 million or 1.8% lower than net sales of $436.7 million for the fourth quarter of 2017. The decrease was primarily due to the sale of the company's mill in Ladysmith, Wisconsin in August 2018 and lower tissue shipments, partially offset by higher paperboard shipments and pricing. Net loss determined in accordance with generally accepted accounting principles, or GAAP, for the fourth quarter of 2018 was $187.8 million, or $11.39 loss per diluted share, compared to net earnings for the fourth quarter of 2017 of $80.9 million, or $4.88 per diluted share, which included a $70 million tax benefit related to the 2017 tax law changes.

The net loss included a $195.1 million non-cash goodwill impairment charge related to the consumer products business taken in the fourth quarter of 2018. The impairment charge relates to the goodwill arising out of the company's acquisition of Cellu Tissue Holdings, Inc. in 2010 and will not result in any cash expenditures or affect the company's cash position, cash flow from operating activities, liquidity position or availability under its credit facilities.

Excluding certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, fourth quarter 2018 adjusted net earnings were $7.4 million, or $0.45 per diluted share, compared to fourth quarter 2017 adjusted net earnings of $14.4 million, or $0.87 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, were $(149.7) million for the fourth quarter of 2018, compared to $52.2 million for the fourth quarter of 2017. Adjusted EBITDA for the quarter was $45.5 million, down 21.0% compared to fourth quarter 2017 Adjusted EBITDA of $57.5 million.

For the full year 2018, the company reported net sales of $1.7 billion, which was flat with 2017 net sales. Price increases in tissue and paperboard helped offset reduced tissue shipment volumes resulting primarily from the sale of the Ladysmith, Wisconsin mill and changes in customer orders. Net loss determined in accordance with GAAP for 2018 was $143.8 million, or $8.72 loss per diluted share, compared to net earnings of $97.3 million, or $5.88 per diluted share in 2017. The net loss in 2018 included the goodwill impairment charge described above, and net earnings in 2017 included the significant tax benefit described above. Excluding certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, 2018 adjusted net earnings were $42.0 million, or $2.55 per diluted share, compared to 2017 adjusted net earnings of $38.4 million, or $2.32 per diluted share.

EBITDA was $(0.9) million for full year 2018, compared to $177.3 million for 2017. Adjusted EBITDA for the year was $176.7 million compared to 2017 Adjusted EBITDA of $189.5 million.

“We are pleased to deliver solid fourth quarter results driven largely by the strong execution of our pulp and paperboard business,” said Linda K. Massman, president and chief executive officer. “Also, by executing against our strategic priorities, in 2018 we were able to successfully implement a regional consumer products operating model; accelerate the start-up of converting lines in Shelby, North Carolina; and complete the sale of a recycled tissue mill in Ladysmith, Wisconsin.”

“While the performance of our consumer products business continues to be impacted by an increasingly competitive market, we have made great progress across this business, and are encouraged by the improvements in our operating results. The strength of our longer-term fundamentals and the positive consumer trends for private label brands give us confidence that the company is well-positioned in a rapidly-evolving market.”

“Throughout 2019 we will be focused on two key areas - installing and operating the new paper machine at our Shelby plant; and optimizing our facilities and equipment to generate greater cash flow, increase our financial flexibility and pay down bank debt - all of which we expect will deliver significant value for our shareholders.”

FOURTH QUARTER 2018 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $212.7 million for the fourth quarter of 2018, down 9.3% compared to fourth quarter 2017 net sales of $234.7 million. This decrease was due to lower retail volumes and prices and the divestiture of the Ladysmith, Wisconsin mill in August 2018.

Operating loss for the fourth quarter of 2018 was $193.6 million, compared to operating income and margin of $7.5 million and 3.2%, respectively, in the fourth quarter of 2017. The operating loss included the non-cash impairment charge described above that was recognized in the quarter. After adjusting for certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, adjusted operating income and margin were $0.9 million and 0.4% for the fourth quarter of 2018 compared to $11.5 million and 4.9% of adjusted operating income and margin, respectively, for the same period in 2017. Adjusted EBITDA for the segment was $15.7 million in the fourth quarter of 2018, down from $25.9 million in the fourth quarter of 2017. Those decreases were primarily due to lower average selling prices, unfavorable absorption of fixed costs over lower volumes of retail shipments, higher pulp costs and the divestiture of the company's Ladysmith, Wisconsin mill.

Tissue Sales Volumes and Prices:

  Total tissue volumes sold were 80,980 tons in the fourth quarter of 2018, a decrease of 7.3% compared to 87,313 tons in the fourth quarter of 2017. Converted product cases shipped were 11.6 million in the fourth quarter of 2018, 8.2% lower than the 12.7 million cases shipped in the fourth quarter of 2017.
  Average tissue net selling prices decreased 1.4% to $2,627 per ton in the fourth quarter of 2018, compared to $2,663 per ton in the fourth quarter of 2017.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $216.0 million for the fourth quarter of 2018, up 6.9% compared to fourth quarter 2017 net sales of $202.1 million. The increase was due to record shipment volumes and higher paperboard prices.

Operating income and margin for the fourth quarter of 2018 were $31.8 million and 14.7%, compared to $34.4 million and 17.0%, respectively, for the fourth quarter of 2017. Adjusted EBITDA for the segment was $41.5 million in the fourth quarter of 2018, compared to $44.2 million in the fourth quarter of 2017. The decrease was primarily due to higher wood fiber costs due to weather conditions, boiler maintenance, higher natural gas prices caused by a pipeline disruption which impacted the company's Lewiston, Idaho mill and a pulp disruption at the Idaho mill which necessitated a higher volume of purchased pulp.

Paperboard Sales Volumes and Prices:

  Paperboard sales volumes were 218,322 tons in the fourth quarter of 2018, an increase of 3.9% compared to 210,098 tons in the fourth quarter of 2017.
  Paperboard net selling prices increased 2.1% to $982 per ton for the fourth quarter of 2018, compared to $962 per ton in the fourth quarter of 2017.

Taxes

The company's consolidated GAAP tax rate and adjusted tax rate for the fourth quarter of 2018 were provisions of 2.4% and 37.9%, respectively, compared to a benefit of 333.2% and a provision of 39.9%, respectively, in the fourth quarter of 2017. On a GAAP basis, the net change to our effective tax rate in the fourth quarter of 2018 was primarily the result of recognizing benefits related to tax reform in 2017 and the goodwill impairment expense which did not have a corresponding tax impact. The company expects its GAAP and adjusted tax rate for 2019 to be approximately 25%.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the fourth quarters and full years of 2018 and 2017, including adjusted net earnings, adjusted net earnings per diluted share, EBITDA, adjusted EBITDA, adjusted operating income, adjusted operating margin and adjusted income tax rate provision and benefit. Because these amounts are not in accordance with GAAP, reconciliations to net (loss) earnings, net (loss) earnings per diluted share, operating (loss) income and income tax rate provision and benefit as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses EBITDA and Adjusted EBITDA: (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies, and (iii) because our credit agreement and the indentures governing our outstanding notes use metrics similar to EBITDA to measure our compliance with certain covenants.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding market conditions and evolution, operating results, business fundamentals, consumer trends, the completion of the company's Shelby, North Carolina facility expansion, including installation and start-up of a new paper machine, priorities for 2019, performance of the company's Consumer Products business, optimization of facilities and equipment, ability of assets to generate future positive cash flows, debt reduction, shareholder value and expected tax rate for 2019. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: competitive pricing pressures for products, including as a result of increased capacity as additional manufacturing facilities are operated by the company’s competitors; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in customer product preferences and competitors' product offerings; the company’s ability to complete construction of its new tissue manufacturing operations in Shelby, North Carolina on time and within current cost expectations; customer acceptance and timing and quantity of purchases of the company’s tissue products, including the existence of sufficient demand for and the quality of tissue produced by its expanded Shelby, North Carolina operations when they are completed; consolidation and vertical integration of converting operations in the paperboard industry; the company’s ability to successfully implement its operational efficiencies and cost savings strategies, along with related capital projects, and achieve the expected operational or financial results of those projects, including from the continuous digester at its Lewiston, Idaho facility; changes in the cost and availability of wood fiber and wood pulp; changes in transportation costs and disruptions in transportation services; labor disruptions; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunctions and damage to the company’s manufacturing facilities; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; larger competitors having operational and other advantages; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with the company’s pension plans; environmental liabilities or expenditures; cyber-security risks; reliance on a limited number of third-party suppliers for raw materials; the company’s ability to attract, motivate, train and retain qualified and key personnel; material weaknesses in the company internal controls over financial reporting; the company’s substantial indebtedness and ability to service its debt obligations; restrictions on the company’s business from debt covenants and terms; and changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2018		2017		2018		2017
Net sales	$428,707	100%	$436,716	100%	$1,724,218	100%	$1,730,408	100%
Costs and expenses:
Cost of sales[1]	(382,204)	89%	(375,458)	86%	(1,538,012)	89%	(1,530,341)	88%
Selling, general and administrative expenses[1]	(27,161)	6%	(34,891)	8%	(112,988)	7%	(128,882)	7%
Goodwill impairment	(195,079)	46%	—	—%	(195,079)	11%	—	—%
Gain on divested assets, net	1,008	—%	—	—%	23,952	1%	—	—%
Total operating costs and expenses	(603,436)	141%	(410,349)	94%	(1,822,127)	106%	(1,659,223)	96%
(Loss) income from operations	(174,729)	41%	26,367	6%	(97,909)	6%	71,185	4%
Interest expense, net	(7,330)	2%	(7,975)	2%	(30,620)	2%	(31,374)	2%
Non-operating pension and other postretirement benefit (costs) income[1]	(1,233)	—%	287	—%	(4,933)	—%	1,143	—%
(Loss) earnings before income taxes	(183,292)	43%	18,679	4%	(133,462)	8%	40,954	2%
Income tax (provision) benefit	(4,480)	1%	62,245	14%	(10,305)	1%	56,385	3%
Net (loss) earnings	$(187,772)	44%	$80,924	19%	$(143,767)	8%	$97,339	6%
Net (loss) earnings per common share:
Basic	$(11.39)		$4.92		$(8.72)		$5.91
Diluted	(11.39)		4.88		(8.72)		5.88
Average shares outstanding (in thousands):
Basic	16,491		16,458		16,487		16,464
Diluted	16,491		16,568		16,487		16,556

[1]	In 2018, the company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit (costs) income other than service costs on a line outside of “(Loss) income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$22,484	$15,738
Receivables, net	145,519	142,065
Taxes receivable	6,301	20,282
Inventories	266,244	266,043
Other current assets	3,399	8,661
Total current assets	443,947	452,789
Property, plant and equipment, net	1,269,271	1,050,982
Goodwill	35,074	244,161
Intangible assets, net	24,080	32,542
Other assets, net	15,746	21,778
TOTAL ASSETS	$1,788,118	$1,802,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$120,833	$155,000
Accounts payable and accrued liabilities	321,032	256,621
Current liability for pensions and other postretirement employee benefits	7,430	7,631
Total current liabilities	449,295	419,252
Long-term debt	671,292	570,524
Liability for pensions and other postretirement employee benefits	78,191	72,469
Other long-term obligations	38,977	43,275
Accrued taxes	2,785	2,770
Deferred tax liabilities	121,182	118,528
TOTAL LIABILITIES	1,361,722	1,226,818

Stockholders' equity	426,396	575,434
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,788,118	$1,802,252

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Twelve Months Ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) earnings	$(143,767)	$97,339
Adjustments to reconcile net (loss) earnings to net cash flows from operating activities:
Goodwill impairment	195,079	—
Depreciation and amortization	101,953	104,990
Equity-based compensation expense	3,314	3,620
Deferred taxes	7,084	(40,589)
Employee benefit plans	(116)	(4,371)
Deferred issuance costs on debt	1,356	1,199
Gain on divested assets	(25,510)	—
Disposal of plant and equipment, net	726	4,053
Other non-cash adjustments, net	146	1,750
Changes in working capital, net of acquisition	16,200	21,761
Changes in taxes receivable, net	13,980	(10,573)
Other, net	(1,546)	(509)
Net cash flows from operating activities	168,899	178,670
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(295,708)	(199,748)
Proceeds from divested assets	70,930	—
Other, net	807	951
Net cash flows from investing activities	(223,971)	(198,797)
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	—	(4,875)
Borrowings on short-term debt	569,650	298,308
Repayments of borrowings on short-term debt	(503,817)	(278,308)
Payments for debt issuance costs	(2,139)	(134)
Payment of tax withholdings on equity-based payment arrangements	(413)	(1,127)
Net cash flows from financing activities	63,281	13,864
Increase (decrease) in cash, cash equivalents, and restricted cash	8,209	(6,263)
Cash, cash equivalents, and restricted cash at beginning of period	16,738	23,001
Cash, cash equivalents, and restricted cash at end of period	$24,947	$16,738

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2018		2017		2018		2017
Segment net sales:
Consumer Products	$212,743	50%	$234,656	54%	$884,812	51%	$941,907	54%
Pulp and Paperboard	215,964	50%	202,060	46%	839,406	49%	788,501	46%
Total segment net sales	$428,707	100%	$436,716	100%	$1,724,218	100%	$1,730,408	100%

Operating income (loss):
Consumer Products[1]	$513	—%	$7,546	29%	$(2,731)	3%	$28,973	41%
Goodwill impairment	(195,079)	112%	—	—%	(195,079)	199%	—	—%
Gain on divested assets	1,008	1%	—	—%	23,952	24%	—	—%
	(193,558)	111%	7,546	29%	(173,858)	178%	28,973	41%
Pulp and Paperboard[1]	31,800	18%	34,354	130%	130,426	133%	97,360	137%
	(161,758)		41,900		(43,432)		126,333
Corporate[1]	(12,971)	7%	(15,533)	59%	(54,477)	56%	(55,148)	77%
(Loss) income from operations	$(174,729)	100%	$26,367	100%	$(97,909)	100%	$71,185	100%

[1]	In 2018, the company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit (costs) income other than service costs on a line outside of “(Loss) income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net (loss) earnings	$(187,772)	$80,924	$(143,767)	$97,339
Add back:
Interest expense, net	7,330	7,975	30,620	31,374
Income tax provision (benefit)	4,480	(62,245)	10,305	(56,385)
Depreciation and amortization expense[3]	26,267	25,522	101,953	104,990
EBITDA[1]	(149,695)	52,176	(889)	177,318

Directors' equity-based compensation benefit	(410)	(363)	(2,340)	(2,833)
Goodwill impairment	195,079	—	195,079	—
Gain on divested assets, net[5]	(1,008)	—	(23,952)	—
Reorganization related expenses associated with SG&A cost control measures	545	1,783	6,935	2,263
Consumer products reorganization related expenses	98	—	1,048	—
Other	844	—	844	—
Costs associated with Oklahoma City facility closure[4]	—	3,649	—	11,055
Costs associated with Long Island facility closure	—	298	—	1,443
Manchester Industries acquisition related expenses	—	—	—	220
Write-off of assets as a result of Warehouse Automation project	—	—	—	41
Adjusted EBITDA[2]	$45,453	$57,543	$176,725	$189,507

[1]

EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[2]	Adjusted EBITDA excludes the impact of the items listed that the company does not believe are indicative of its core operating performance.
[3]	Depreciation and amortization expense for the twelve months ended December 31, 2017 includes $3.7 million of accelerated depreciation associated with the Oklahoma City facility closure, $0.6 million associated with the closed Long Island facility and $0.4 million as a result of the warehouse automation project.
[4]	Costs associated with the Oklahoma City facility closure for both the three and twelve months ended December 30, 2017 include $3.2 million of expenses associated with the execution of a sublease for the facility. Costs associated with the Oklahoma City facility closure for the twelve months ended December 31, 2017 also include $4.3 million of loss on the write-down of assets to their held for sale value.
[5]	The "Gain on divested assets, net” amounts for the three and twelve months ended December 31, 2018, are associated with the sale of the company’s Ladysmith, Wisconsin facility in the third quarter of 2018. The gain in the fourth quarter of 2018 is the result of the settlement of a working capital contingency associated with the sale.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Common Share
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP net (loss) earnings	$(187,772)	$80,924	$(143,767)	$97,339
Adjustments, after-tax[1]:
Directors' equity-based compensation benefit	(337)	(242)	(1,817)	(1,881)
Goodwill impairment	195,079	—	195,079	—
Gain on divested assets, net[3]	(828)	—	(13,508)	—
Reorganization expenses associated with SG&A cost control measures	447	1,189	5,214	1,506
Consumer products reorganization related expenses	80	—	774	—
Other	693	—	693	—
Impact of state tax rate changes	—	—	(676)	—
Federal tax rate change[4]	—	(70,055)	—	(70,055)
Costs associated with Oklahoma City facility closure	—	2,434	—	9,741
Costs associated with Long Island facility closure	—	199	—	1,349
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	—	240
Manchester Industries acquisition related expenses	—	—	—	146
Write-off of assets as a result of Warehouse Automation project	—	—	—	27
Adjusted net earnings[2]	$7,362	$14,449	$41,992	$38,412

GAAP net (loss) earnings per diluted share	$(11.39)	$4.88	$(8.72)	$5.88
Adjustments, after-tax[1]:
Directors' equity-based compensation benefit	(0.02)	(0.01)	(0.11)	(0.11)
Goodwill impairment	11.83	—	11.83	—
Gain on divested assets, net[3]	(0.05)	—	(0.82)	—
Reorganization expenses associated with SG&A cost control measures	0.03	0.07	0.32	0.09
Consumer products reorganization related expenses	0.01	—	0.05	—
Other	0.04	—	0.04	—
Impact of state tax rate changes	—	—	(0.04)	—
Federal tax rate change[4]	—	(4.23)	—	(4.23)
Costs associated with Oklahoma City facility closure	—	0.15	—	0.59
Costs associated with Long Island facility closure	—	0.01	—	0.08
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	—	0.01
Manchester Industries acquisition related expenses	—	—	—	0.01
Write-off of assets as a result of Warehouse Automation project	—	—	—	—
Adjusted net earnings per diluted share[2]	$0.45	$0.87	$2.55	$2.32

[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.
[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that the company does not believe are indicative of its core operating performance.
[3]	The "Gain on divested assets, net” amounts for the three and twelve months ended December 31, 2018, are associated with the sale of the company’s Ladysmith, Wisconsin facility in the third quarter of 2018. The gain in the fourth quarter of 2018 is the result of the settlement of a working capital contingency associated with the sale.
[4]	The federal tax rate change in 2017 is primarily due to the remeasurement of deferred tax liabilities following passage of the Tax Cuts and Jobs Act in December 2017.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Consumer Products:
Net sales	$212,743	$234,656	$884,812	$941,907
Operating (loss) income[5]	(193,558)	7,546	(173,858)	28,973
Depreciation and amortization expense[6]	14,820	14,400	57,784	65,007
Consumer Products EBITDA[1,5]	$(178,738)	$21,946	$(116,074)	$93,980
Gain on divested assets, net[7]	(1,008)	—	(23,952)	—
Goodwill impairment	195,079	—	195,079	—
Reorganization related expenses associated with SG&A cost control measures	241	20	1,987	20
Consumer products reorganization related expenses	98	—	1,048	—
Costs associated with Oklahoma City facility closure[8]	—	3,649	—	11,055
Costs associated with Long Island facility closure	—	298	—	1,443
Write-off of assets as a result of Warehouse Automation project	—	—	—	41
Consumer Products Adjusted EBITDA[2,5]	$15,672	$25,913	$58,088	$106,539
Consumer Products EBITDA margin[3]	(84.0)%	9.4%	(13.1)%	10.0%
Consumer Products Adjusted EBITDA margin[4]	7.4%	11.0%	6.6%	11.3%
Pulp and Paperboard
Net sales	$215,964	$202,060	$839,406	$788,501
Operating income[5]	31,800	34,354	130,426	97,360
Depreciation and amortization expense	9,692	9,685	37,798	34,474
Pulp and Paperboard EBITDA[1,5]	$41,492	$44,039	$168,224	$131,834
Reorganization related expenses associated with SG&A cost control measures	6	132	460	132
Pulp and Paperboard Adjusted EBITDA[2,5]	$41,498	$44,171	$168,684	$131,966
Pulp and Paperboard EBITDA margin[3]	19.2%	21.8%	20.0%	16.7%
Pulp and Paperboard Adjusted EBITDA margin[4]	19.2%	21.9%	20.1%	16.7%

[1]	Segment EBITDA is segment operating income adjusted for depreciation and amortization.
[2]	Segment Adjusted EBITDA excludes the impact of the items listed that the company does not believe are indicative of its core operating performance.
[3]	Segment EBITDA margin is defined as Segment EBITDA divided by Segment Net sales.
[4]	Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment Net sales.
[5]	In 2018, the company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit (costs) income other than service costs on a line outside of “(Loss) income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.
[6]	Consumer Products depreciation and amortization expense for the twelve months ended December 31, 2017 includes accelerated depreciation of $3.7 million associated with the Oklahoma City facility closure, $0.6 million associated with the Long Island facility and $0.4 million as a result of the warehouse automation project.
[7]	The "Gain on divested assets, net” amounts for the three and twelve months ended December 31, 2018, are associated with the sale of the company’s Ladysmith, Wisconsin facility in the third quarter of 2018. The gain in the fourth quarter of 2018 is the result of the settlement of a working capital contingency associated with the sale.
[8]	Costs associated with the Oklahoma City facility closure for both the three and twelve months ended December 31, 2017 include $3.2 million of expenses associated with the execution of a sublease for the facility. Costs associated with the Oklahoma City facility closure for the twelve months ended December 31, 2017 also include $4.3 million of loss on the write-down of assets to their held for sale value.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Adjusted Operating Income and Operating Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Consumer Products:
Net sales	$212,743	$234,656	$884,812	$941,907
Operating (loss) income[3]	(193,558)	7,546	(173,858)	28,973
Goodwill impairment	195,079	—	195,079	—
Gain on Divested Assets, net[4]	(1,008)	—	(23,952)	—
Reorganization related expenses associated with SG&A cost control measures	241	20	1,987	20
Consumer products reorganization related expenses	98	—	1,048	—
Costs associated with Oklahoma City facility closure[5]	—	3,649	—	14,718
Costs associated with Long Island facility closure[6]	—	298	—	2,034
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	—	361
Write-off of assets as a result of Warehouse Automation project	—	—	—	41
Consumer Products Adjusted operating income[1,3]	$852	$11,513	$304	$46,147
Consumer Products operating margin	(91.0)%	3.2%	(19.6)%	3.1%
Consumer Products Adjusted operating margin[2]	0.4%	4.9%	—%	4.9%

Pulp and Paperboard:
Net sales	$215,964	$202,060	$839,406	$788,501
Operating income[3]	31,800	34,354	130,426	97,360
Reorganization related expenses associated with SG&A cost control measures	6	132	460	132
Pulp and Paperboard Adjusted operating income[1,3]	$31,806	$34,486	$130,886	$97,492
Pulp and Paperboard operating margin	14.7%	17.0%	15.5%	12.3%
Pulp and Paperboard Adjusted operating margin[2]	14.7%	17.1%	15.6%	12.4%

[1]	Segment Adjusted operating income excludes the impact of the items listed that the company does not believe are indicative of its core operating performance.
[2]	Segment Adjusted operating margin is defined as Segment Adjusted operating income divided by Segment Net sales.
[3]

In 2018, the company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit (costs) income other than service costs on a line outside of “(Loss) income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

[4]	The "Gain on divested assets, net” amounts for the three and twelve months ended December 31, 2018, are associated with the sale of the company’s Ladysmith, Wisconsin facility in the third quarter of 2018. The gain in the fourth quarter of 2018 is the result of the settlement of a working capital contingency associated with the sale.
[5]	Costs associated with the Oklahoma City facility closure for both the three and twelve months ended December 31, 2017 include $3.2 million of expenses associated with the execution of a sublease for the facility. Costs associated with the Oklahoma City facility closure for the twelve months ended December 31, 2017 also include $4.3 million of loss on the write-down of assets to their held for sale value, as well as $3.7 million of accelerated depreciation.
[6]	Costs associated with the Long Island Facility closure include $0.6 million of accelerated depreciation for the twelve months ended December 31, 2017.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Income Tax Provision
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP income tax (provision) benefit	$(4,480)	$62,245	$(10,305)	$56,385
Adjustments, tax impact:
Directors' equity-based compensation (expense) benefit	73	121	523	952
Gain on divested assets, net	180	—	10,444	—
Reorganization related expenses associated with SG&A cost control measures	(98)	(594)	(1,721)	(757)
Federal tax rate change[3]	—	(70,055)	—	(70,055)
Consumer products reorganization related expenses	(18)	—	(274)	—
Other	(151)	—	(151)	—
Impact of state tax reform	—	—	(676)	—
Costs associated with Oklahoma City facility closure	—	(1,215)	—	(4,977)
Manchester Industries acquisition related expenses	—	—	—	(74)
Costs associated with Long Island facility closure	—	(99)	—	(686)
Write-off of assets as a result of Warehouse Automation project	—	—	—	(14)
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	—	(121)
Adjusted income tax benefit (provision)[1]	$(4,494)	$(9,597)	$(2,160)	$(19,347)
Adjusted income tax rate[1,2]	37.9%	39.9%	4.9%	33.5%

[1]	Adjusted income tax benefit (provision) and Adjusted income tax rate exclude the impact of the items listed that the company does not believe are indicative of its core operating performance.
[2]	The Adjusted income tax rate is defined as [Adjusted income tax benefit (provision)/(Adjusted income tax benefit (provision) + Adjusted net earnings)].
[3]	The federal tax rate change in 2017 is primarily due to the remeasurement of deferred tax liabilities following passage of the Tax Cuts and Jobs Act in December 2017.

CONTACT:
Clearwater Paper Corporation
(News media)
Shannon Myers
509.344.5967
or
(Investors)
Robin S. Yim
Vice President, Investor Relations
509.344.5906